Exhibit 99.2

Cord Blood America, Inc.

501 Santa Monica Boulevard, Ste. 700

Santa Monica, CA 90401

         (310) 432-4090

May 22, 2008

Enable Growth Partners LP

Enable Opportunity Partners LP

Pierce Diversified Strategy Master Fund LLC, ena

One Ferry Building, Ste. 255

San Francisco, CA 94111

Attn: Brendan O’Neil

Dear Mr. O’Neil:

Reference is made to (i) the Securities Purchase Agreement by and among Cord Blood America, Inc. (the “Company”), Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena (collectively, “Enable”), dated as of November 26, 2007 (the “Enable Purchase Agreement”); (ii) the Common Stock Purchase Warrants issued on November 26, 2007 (the “November 2007 Warrants”) to Enable pursuant to the Enable Purchase Agreement; (iii) the Senior Convertible Notes issued on November 26, 2007 (the “November 2007 Notes”), pursuant to the Enable Purchase Agreement; and (iv) that certain Securities Purchase Agreement, dated as of February 14, 2007 (the “Shelter Island Purchase Agreement”), as amended by the First Amendment, dated as of April 9, 2007, the Second Amendment, dated as of November 26, 2007, and the Third Amendment, dated as of March 28, 2008, by and among the Company, Corcell, Ltd., a Nevada corporation, Career Channel, Inc., a Florida corporation (d/b/a Rainmakers International), and Shelter Island Opportunity Fund, LLC, (“Shelter Island”).

Shelter Island wishes to exercise 18,984,754 warrants to purchase shares of the Company’s common stock (the “Exercised Warrants”).  As consideration for the exercise of the Exercised Warrants, the Company is issuing warrants to purchase shares of common stock of the Company to Shelter Island (the “Shelter Island Warrants”) in an amount equal to 20% of the Exercised Warrants (the “Warrant Issuance”), pursuant to an amendment to the Shelter Island Purchase Agreement by and between the Company and Shelter Island (the “Amended Purchase Agreement”), exercisable for a term of five years from the date of issuance at an initial exercise price of $0.0086 per share.

The Warrant Issuance may trigger the applicable provisions of sections 4.18 and 4.19 of the Enable Purchase Agreement, sections 2(a) and 4(a) of the November 2007 Warrants and section 7(a) of the November 2007 Notes (collectively, the “Restrictive Provisions”), to which Enable has agreed to waive.   As consideration to forgo the Restrictive Provisions, the Company shall issue Enable warrants to purchase shares of the Company’s common stock, equal to 20% of the November 2007 Warrants (the “Enable Warrants”), under the same terms and conditions as that of the Shelter Island Warrants.

The undersigned hereby confirms that the terms of the November 2007 Notes are modified as follows: the reference to May 26, 2008 pursuant to the Mandatory Payment in Section 1(c) of the November 2007 Notes shall be July 26, 2008 (the “Modification”).

The undersigned hereby confirms that the execution of this Letter Agreement shall serve as Enable’s consent to the Warrant Issuance and consent to the Modification of the November 2007 Notes and hereby waives any of the Restrictive Provisions solely with respect to the Warrant Issuance and foregoes any damages, penalties or other rights that may be owed to Enable as a result of the Warrant Issuance and the requirement to make any Mandatory Payments under Section 1(c) of the November 2007 Notes prior to July 26, 2008.  Furthermore, the

Warrant Issuance and the failure to make any Mandatory Payments under Section 1(c) of the November 2007 Notes prior to July 26, 2008 shall not constitute an Event of Default (as defined in the November 2007 Notes) under the November 2007 Notes.  The Company acknowledges that this waiver and consent of the undersigned shall be a limited one-time waiver solely with respect to the waiver of the Restrictive Covenants with regard to the Warrant Issuance and of the requirement to make Mandatory Payments under Section 1(c) of the November 2007 Notes prior to July 26, 2008, and shall not be deemed to be a consent to or waiver of any Event of Default or the triggering of a separate event which may have arisen independently of the Warrant Issuance or the failure to make Mandatory Payments under Section 1(c) of the November 2007 Notes prior to July 26, 2008, or any Event of Default or any other event which may arise subsequent to the date hereof.  Furthermore, the Company acknowledges and agrees that Enable shall not be under any future obligation to waive, consent to or otherwise agree to modify any of the terms or conditions of, or any of Enable’s rights under, any of the Enable Purchase Agreement, the November 2007 Warrants, the November 2007 Notes or any other agreement, arrangement or understanding the Company has with Enable.  The terms set forth in this Letter Agreement may not be amended without the prior written consent of each of the Company and Enable.

Your signature below on behalf of the Company shall indicate the Company’s acknowledgement and consent to the terms of this Letter Agreement made herein.

Sincerely,

Cord Blood America, Inc.

By:  /s/  Matthew L. Schissler

Name:

Matthew L. Schissler

Title:

Chief Executive Officer

Acknowledged and Agreed:

Enable Growth Partners LP

Enable Opportunity Partners LP

Pierce Diversified Strategy Master Fund LLC, ena

By:  /s/  Brendan O’Neil

Name:  Brendan O’Neil

Title:

Principal & Portfolio Manager